Exhibit 10.21

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into on this 30th day of September 2025 by and between:

NANYANG BIOLOGICS PTE. LTD. (the “Company”), a company incorporated in Singapore with its registered office at 10 Anson Road, #25-06, International Plaza, Singapore 079903 (Reg. No.: 202116184H),

and

LIM TECK KING (the “Employee”).

Together referred to as the “Parties” and individually a “Party.”

1. APPOINTMENT AND COMMENCEMENT

1.1	The Company hereby employs the Employee as Chief Financial Officer commencing 1st October 2025 (“Commencement Date”).

1.2	This appointment is conditional upon:

(a)	approval of the Employee’s Singapore work pass (if applicable); and

(b)	satisfactory verification of all information provided by the Employee.

1.3	The Employee shall devote substantially the whole of his time, attention, and skills to his duties, faithfully and diligently carrying out such functions as may be assigned by the Company.

1.4	The Employee shall obey all lawful and reasonable directions given by or under the authority of the Company and shall use best endeavors to promote and safeguard the interests, business, and reputation of the Company.

1.5	The Company may reassign the Employee to different workplaces, working hours, or assignments as may reasonably be required for business needs.

2. FULL-TIME COMMITMENT AND EXCLUSIVITY

2.1	This is a full-time appointment. The Employee shall not, during the term of employment, undertake any outside employment or business engagement of any kind without the prior written approval of the Chairman of the Company.

2.2	The Employee shall not place himself in any position where his personal interests conflict with those of the Company, and shall promptly disclose in writing any potential or actual conflicts of interest.

2.3	Any breach of this Clause constitutes a material breach of this Agreement, entitling the Company to terminate employment summarily and seek damages or injunctive relief.

3. JOB DESCRIPTION

The Employee’s duties and responsibilities are as set out in Annex A (Job Description) and may be varied or supplemented by the Company from time to time.

4. REMUNERATION

4.1	Basic Salary: SGD20,000 per month, payable no later than seven (7) days after the last day of each completed month.

4.2	Retention Bonus: Up to SGD80,000 payable in two tranches:

●	SGD40,000 upon successful completion of de-SPAC transaction.

●	SGD40,000 upon achievement of KPIs for FY2025 by 30 September 2026.

4.3	Equity/Options: The Employee shall be eligible to participate in the Company’s Employee Share Option Plan (ESOP), subject to the terms and conditions of such plan as may be adopted and approved by the Board from time to time. The specific number of options, vesting schedule, exercise price, and other terms shall be determined in accordance with the ESOP rules as finalized and approved by the Board.

4.4	Salary Reviews: Annual performance and salary reviews shall be conducted, with increments and bonuses at the sole discretion of the Company.

4.5	The Employee is responsible for personal income taxes. The Company shall make CPF contributions as required by law and may withhold amounts as required by statutory or tax clearance obligations.

4.6	The Employee shall not disclose or discuss salary details with other employees. Any breach constitutes a material breach of this Agreement.

5. ALLOWANCES AND BENEFITS

The Employee’s allowances, leave entitlements, medical benefits, insurance, and other benefits are set out in Annex B (Schedule of Benefits).

6. WORK HOURS

6.1	The Company adopts flexible working hours, with reporting between 8:30 a.m. and 10:30 a.m. on weekdays, and corresponding finishing times between 5:30 p.m. and 7:30 p.m.

6.2	The Employee shall work not less than 40 hours per week (excluding meal breaks) and may be required to work overtime or on public holidays as necessary for business needs.

6.3	Overtime, if applicable under law, will be compensated in accordance with the Employment Act, provided it is authorised in advance by Management.

7. PROBATION

The Employee shall serve a probation period of three (3) months from the Commencement Date, which may be extended or shortened at the Company’s discretion. Confirmation of employment shall be notified in writing.

8. LEAVE

Leave entitlements, including annual leave, sick leave, and hospitalisation leave, are set out in Annex B (Schedule of Benefits).

9. INDEMNIFICATION

The Employee shall indemnify and hold the Company harmless against any losses, damages, claims, or liabilities (including legal costs) arising from acts, omissions, negligence, or breach of obligations by the Employee during employment.

10. EMPLOYEE COVENANTS

10.1	Non-Solicitation / Non-Competition

For a period of twelve (12) months after termination of employment, the Employee shall not, without the prior written consent of the Company:

(a)	solicit, divert, or attempt to solicit the business of any client, potential client, investor, or potential investor of the Company;

(b)	employ or entice away any employee of the Company;

(c)	engage in any capacity with a business competing with the Company in Singapore or any jurisdiction where the Company has significant dealings.

10.2	Confidentiality

The Employee shall keep all Confidential Information strictly confidential during and after employment, and shall not use or disclose it without the Company’s prior written consent.

10.3	Intellectual Property Rights

All inventions, works, designs, and intellectual property created during employment shall vest in the Company. The Employee shall execute all necessary documents to perfect such rights.

10.4	Conflict of Interest and Exclusivity

(a)	During employment, the Employee shall not engage in outside employment, consultancy, or business without prior written approval of the Chairman.

(b)	For twelve (12) months post-employment, the Employee shall not, without the Chairman’s prior written consent, engage in any capacity with any entity that competes with the Company in the fields of biologics, biosimilars, or related life sciences ventures.

11.	DATA PROTECTION

The Employee consents to the Company’s collection, use, and disclosure of personal data for employment-related purposes in compliance with applicable laws.

12. TERMINATION

12.1	During probation, either Party may terminate with one (1) month’s written notice or salary in lieu.

12.2	After confirmation, termination requires two (2) months’ written notice or salary in lieu.

12.3	The Company may summarily terminate without notice in cases of misconduct, negligence, breach of this Agreement, unauthorised absence, loss of work eligibility, incapacity, insolvency, or criminal conduct.

13. GOVERNING LAW

This Agreement shall be governed by the laws of the Republic of Singapore.

14. ENTIRE AGREEMENT

This Agreement (including Annexes A and B) supersedes all prior agreements or representations relating to the Employee’s employment.

15. EXECUTION

This Agreement is executed in two originals, each Party retaining one.

For and on behalf of

NANYANG BIOLOGICS PTE. LTD.

/s/ ROLAND ONG TOON WAH
ROLAND ONG TOON WAH
Chairman

Date: 9/28/2025

Accepted and Agreed by

/s/ LIM TECK KING
LIM TECK KING

Date: 9/28/2025

Annex A

Job Description

Reporting to: Chairman

Job Summary:

The Group CFO will be responsible for leading and executing overall financial strategy, planning, and management of the organization to ensure sustainable growth and profitability. Key responsibilities include managing financial reporting, budgeting, forecasting, treasury, tax, and risk management; ensuring compliance with regulatory requirements; optimizing capital structure and funding; providing strategic insights to the CEO and Board; and leading finance teams across business units to drive performance, operational efficiency, and value creation for stakeholders.

Key Responsibilities:

1.	Strategic Finance & Capital Management

●	Develop and implement the Group’s financial strategy in alignment with its business and growth objectives.

●	Lead capital allocation decisions, financing structures, debt and equity fundraising activities.

●	Ensure the Company is adequately funded for operations, R&D, and expansion initiatives.

2.	Financial Reporting & Controls

●	Oversee preparation of consolidated financial statements in compliance with applicable accounting standards (IFRS/US GAAP/SFRS, as required).

●	Establish and maintain internal financial controls, accounting systems, and reporting processes to ensure accuracy and timeliness.

●	Drive continuous improvement of financial policies, systems, and audit readiness.

3.	IPO Readiness & Corporate Finance

●	Lead the Company’s de-SPAC and IPO readiness activities, including liaising with auditors, valuers, corporate finance advisors, and regulators.

●	Prepare, review, and validate financial sections of prospectuses, F-4 filings, and other listing-related submissions.

●	Ensure compliance with MAS, SEC, SGX, or other relevant regulatory requirements.

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4.	Risk Management & Governance

●	Implement effective risk management, treasury, and cash flow planning frameworks.

●	Monitor key financial, operational, and compliance risks across the Group.

●	Support the Board and Audit Committee in corporate governance, compliance, and disclosure obligations.

5.	Budgeting & Performance Management

●	Lead Group-wide budgeting, forecasting, and long-range planning.

●	Establish key financial and operational performance metrics (KPIs) and monitor business unit performance.

●	Provide financial insights to support strategic decision-making and operational efficiency.

6.	Stakeholder Engagement

●	Act as the key financial spokesperson for the Company in dealings with shareholders, analysts, banks, auditors and regulators.

●	Support fundraising, roadshows, and investor presentations.

●	Ensure clear communication of financial performance and strategy to stakeholders.

7.	Team Leadership

●	Build, lead, and mentor the Group’s finance team to ensure operational excellence.

●	Develop capabilities in financial planning & analysis (FP&A), controllership, tax, treasury, and compliance.

●	Establish a high-performance finance culture aligned with the Company’s strategic direction.

8.	Other Duties

●	Carry out any other functions reasonably assigned by the Chairman or the Board of Directors, consistent with the strategic role of a Group CFO.

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Annex B

Schedule of Benefits

Benefit	Description	Remarks
Annual Leave	● 21 working days per calendar year (pro-rated for incomplete service year). ● Additional 1 day leave for every completed year of continuous service, capped at 24 days.

●

Leave applications subject to management’s approval based on business exigencies.

●

Employees encouraged to utilize leave within the same calendar year.

●

Up to 50% of entitlement may be carried forward to the next year but must be cleared by end of June, otherwise forfeited.

●

Leave entitlement is pro-rated for new or departing employees as per prevailing MOM guidelines.

●

Any leave taken prior to entitlement accrual will be considered no-pay leave.

Outpatient Sick Leave	14 days per calendar year (pro-rated for less than 6 months of service).

●

New employees will be included in Company’s insurance plan after 3 months of service.

●

Company does not cover:

–

Skincare, cosmetic or plastic surgery

–

Visits to ophthalmologist/optometrist/optician for glasses or lenses

–

Eyeglass frames, non-prescription lenses or contacts

Hospitalisation Leave	60 days per calendar year (pro-rated for less than 6 months of service). Inclusive of 14 days outpatient sick leave.	● Leave entitlement pro-rated for new or departing employees as per MOM guidelines. ● Any leave taken before benefits accrue will be treated as no-pay leave.
Outpatient Medical Treatment	Insurance plan covering outpatient medical treatment at: – Registered private clinics – Polyclinics – Registered TCMs	● Coverage starts after 3 months of service. ● Exclusions (not covered): – Skincare, cosmetic or plastic surgery – Visits for glasses/contact lenses – Eyeglass frames, non-prescription lenses/contacts

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Benefit	Description	Remarks
Dental Benefit	Up to SGD 500 per year at approved dental clinics under Company’s Insurance Plan.

●

Exclusions include:

–

Travel immunizations (unless business-related)

–

Fertility/infertility services

–

Orthotics, weight control services

–

Orthodontic/dental services primarily for appearance

–

Treatment due to self-inflicted injury, suicide attempts, alcohol/drug abuse, STDs, psychiatric disorders, or long-term medication for chronic illnesses (e.g., hypertension, diabetes)

–

Pre-existing conditions

Group Hospitalisation & Surgical Insurance / Work Injury Compensation	Covers in-hospital medical expenses and specialist treatment up to SGD10,000 per year.	Please refer to Company Policy for detailed coverage.
Professional Development	Reimbursement of professional memberships and CPD (continuing professional development) expenses up to SGD5,000 per year.	● Covers equivalent memberships, relevant training, seminars, and conferences. ● Subject to supporting receipts and management approval.

Note:

●	Statutory benefits will be provided in accordance with the Ministry of Manpower (MOM) and the Singapore Employment Act, where applicable.

●	The Company reserves the right to change, modify, or amend benefits as necessary.

●	Employees should refer to the Company Staff Handbook for detailed and updated policies. Where terms differ between the Employment Agreement and Staff Handbook, the Staff Handbook shall prevail.

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